Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2006, relating to the financial statements of Westwood Holdings Group, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Westwood Holdings Group, Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Dallas, Texas

May 8, 2006